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                                                                      EXHIBIT 21




                       SUBSIDIARIES OF THE OILGEAR COMPANY

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

                                                     JURISDICTION
                                                       IN WHICH
                NAME OF SUBSIDIARY                    INCORPORATED
                ---- -- ----------                    ------------
           Oilgear Towler GmbH                     Republic of Germany

           Oilgear F.S.C., Inc.                    Virgin Islands

           Oilgear Ltd.                            England

           Oilgear Towler Ltd.                     England

           Oilgear Towler S.A.                     France

           Oilgear Towler S.A.                     Spain

           Oilgear Towler S.r.l.                   Italy

           Oilgear Towler Australia Pty. Ltd.      Australia

           Oilgear Mexicana S.A. de C.V.           Mexico

           Oilgear do Brazil Hydraulica Ltda.      Brazil

           Oilgear Towler Korea Ltd.               South Korea

           Oilgear Canada Inc.                     Canada

           Oilgear Towler Polyhydron Pvt. Ltd.     India
           (51% Joint Venture)

           Towler Enterprise Pvt. Ltd.             India
           (51% Joint Venture)

           Oilgear Towler Taiwan Co. Ltd.          Taiwan
           (58% Joint Venture)
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